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                                                                EXHIBIT 10.1




                           PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT, dated as of the 29th day of April, 1996 ("Effective Date"), is made by and between BAY SAN MARCOS LIMITED PARTNERSHIP, a Delaware limited partnership and ESCONDIDO BUSINESS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (collectively the "Seller"), with an office at 250 Australian Avenue South, Suite 400, West Palm Beach, Florida 33401, and PACIFIC GULF PROPERTIES, INC., a R.E.I.T. organized as Maryland corporation (the "Purchaser"),

                                    RECITALS:

         The Seller desires to sell and transfer certain improved real property known as Bay San Marcos, San Marcos, California and Escondido Business Center, Escondido, California, along with certain related personal property, and the Purchaser desires to purchase and acquire such real and personal property.

         The two (2) properties comprise approximately 373,232 square feet of industrial space located respectively at Bay San Marcos, 133-155 Mata Way, San Marcos, California, and Escondido Business Center, 912 Andreasen, Suite 103, Escondido, California 92029.

         On or about March 14, 1996, the Seller received from the Purchaser a letter of intent (the "Letter of Intent") for the purchase and sale of such real property, the terms of which shall be deemed superseded by this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants, promises and undertakings set forth herein, and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

                                   ARTICLE I.
                                  THE PROPERTY

         A. Subject to all the terms, conditions and provisions of this Agreement, and for the consideration herein set forth, the Seller agrees to sell and transfer, and the Purchaser agrees to purchase and acquire, all of the Seller's right, title and interest in and to the following:

                  1. That certain real estate located respectively in San Marcos, San Diego County, California and Escondido, San Diego
County, California, and more specifically described in Exhibit "A"

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which is attached hereto and incorporated herein by reference (the "Land");

                  2. The buildings, parking areas, fixtures and improvements now situated on the Land (the "Improvements");

                  3. All furniture and equipment currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the "Personal Property"), listed on the inventory attached hereto as Exhibit "B" and incorporated herein by reference. The Personal Property to be conveyed is subject to depletions, replacements and additions in the ordinary course of the Seller's business;

                  4. All easements, tenements and appurtenances belonging to or inuring to the benefit of the Seller and pertaining to the Land and Improvements, if any;

                  5. All leases of the Land and the Improvements (the "Leases"), and all security deposits actually paid to or received by the Seller (and not returned or forfeited by the tenants thereunder), as hereinafter provided, and

                  6. All intangible property (the "Intangible Property") now or hereafter owned or held by the Seller in connection with the Land, the Improvements, the Personal Property, the Leases or the business as now or hereafter conducted thereon, or with the use thereof, including but not limited to, all trade names, permits, contracts, warranties, guarantees, and books and records, to the extent transferable.

                  All of the above is hereinafter referred to as (the
"Property").

         B. Except as specifically set forth in this Agreement, the Property is being sold in an "AS IS" condition as of the date of this Agreement. The Purchaser acknowledges that except as specifically set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or os assumed by the Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of the Seller as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, neither party relying upon any statement or

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representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto. Further, to the extent that the Seller has provided to the Purchaser information from any inspection, engineering or environmental reports concerning the condition of the Property, the Seller makes no representations or warranties with respect to the accuracy or completeness of same or otherwise concerning the contents of such reports. The Purchaser acknowledges that the Seller has requested the Purchaser to inspect fully the Property and all portions thereof and to rely solely upon the results of the Purchaser's own inspections or other information obtained or otherwise available to the Purchaser, rather than any information that may have been provided by the Seller.

         C. The Seller agrees to convey, and the Purchaser agrees to accept, title to the Land by Grant Deed in the condition described in Article I, paragraphs A. and B. above and Article VIII, paragraph B.1. below, and title to the Personal Property, by bill of sale, with a special warranty as to the title of such personalty, in each case in a form to be mutually acceptable to the Seller and the Purchaser. The Seller and the Purchaser agree that the Grant Deed described above shall not include the amount of the state transfer tax thereon, and in accordance with Section 11932 of the California Revenue and Taxation Code, declare the amount of said transfer tax in a separate statement not being recorded with the Grant Deed.

                                   ARTICLE II.
                                 PURCHASE PRICE

         A. The purchase price (the "Purchase Price") which the Seller agrees to accept and the Purchaser agrees to pay for the Property is FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000). The Purchase Price is to be paid in cash, as follows:

                  1. (a) Within three (3) days following the execution of this Agreement by the Seller and the Purchaser, the Purchaser shall make an earnest money deposit in the amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000) (the "Initial Deposit").

                           (b) On or before the expiration of the Inspection
Period (as defined herein), the Purchaser shall make an additional deposit in the amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000) (the "Additional Deposit") (collectively, the Initial Deposit and the Additional Deposit with accrued interest thereon shall be referred to hereinafter as the "Deposit.") Subject to the Purchaser's right to terminate this Agreement as provided herein, the Deposit shall be non-refundable in the event of the Purchaser's default hereunder, unless the Seller is proven to have defaulted hereunder.

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                           (c) The Deposit, as installments of same are paid,
will be placed and held in escrow by Chicago Title Insurance Company (the "Title Company") in an interest bearing account at a mutually acceptable banking institution. Any interest earned by the Deposit shall be considered as part of the Deposit. Except as otherwise provided in this Agreement, the Deposit will be applied to the Purchase Price at the Closing (as defined herein). In the event the transaction is not closed, the Deposit shall be disbursed in accordance with the provisions of this Agreement.

                  2. At the Closing (as defined herein), the Purchase shall pay the Seller the balance of the Purchase Price, subject to adjustments and prorations provided for herein, payable in cash or immediately available funds to the Title Company, for delivery to the Seller as the Seller may direct to a bank account designated by the Seller via wire transfer in immediately available funds.

         B. The consummation of the sale and purchase of the Property pursuant to this Agreement (the "Closing") shall occur thirty (30) days after the end of the Inspection Period, (as defined herein), on or before June 28, 1996 ("Closing Date").

                                  ARTICLE III.
                                PRIOR TO CLOSING

         A.       Until the Closing, the Seller or the Seller's agent shall:

                  1. Keep the Property insured in accordance with the Seller's current practices against fire end other hazards, covered by extended coverage endorsement in the full amount of replacement cost and comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.

                  2. Operate and maintain the Property substantially in accordance with the Seller's current practices, and make any and all repairs and replacements reasonably required, in accordance with the Seller's current practices, and deliver the Property to the Purchaser at Closing in its present condition, normal wear and tear excepted, provided that in the event of any loss or damage to the Property covered by Article VI., the Seller shall have an obligation to the Purchaser to repair the Property only if the Seller so elects and then shall be obligated only to the extent of available insurance proceeds. The Seller shall not make any material alterations or improvements to the Property without the Purchaser's prior written approval.

                  3. Maintain, and discharge when due all of its obligations under the service, management, supply and maintenance agreements relating to the Property which are listed on Exhibit "C" attached hereto and incorporated herein as referenced (the

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"Contracts"), and enter into any service and other contracts only if such contracts shall be cancelable, without premium or penalty, on thirty (30) days' written notice, or with the Purchaser's prior written approval. Copies of any such new service and other contracts will be provided to the Purchaser after execution of the same.

                  4. Continue its present rental program and efforts at the Property to rent vacant space, provided that the Seller shall not terminate, modify, extend, amend or renew any lease or enter into any new lease without the Purchaser's prior written approval. If any lease, executed after the Effective Date, requires the expenditure of capital or tenant improvement expenditures by the Seller prior to Closing, such funds expended will be reimbursed to the Seller by the Purchaser at Closing, subject to the Purchaser's prior review and approval of such lease. All other expenditures of capital or tenant improvement expenditures by the Seller prior to Closing shall be borne by the Seller and be nonreimbursable.

                  5. Furnish the Purchaser with a copy of all written notices received by the Seller of violation of laws or municipal ordinances, regulations, orders or requirements of departments of building, fire, labor, health, or other state, city or municipal departments or other governmental authorities affecting the Property or the use or operation thereof.

                  6. Furnish the Purchaser with written notice of any material adverse change in the physical condition of the Property.

                  7. Not encumber the Property, or otherwise transfer any of the Property or any interest therein.

                  8. Not remove any item of Personal Property unless replaced by a comparable item, with the exception of usage and depletion in the ordinary course of operations.

         B.       The Seller has delivered, or will deliver within three
(3) days after the Effective Date, to the Purchaser the following Items:

                  1. Current rent roll (certified rent roll to be provided prior to Closing).

                  2. Monthly operating statements for the current month, year-to-date, and previous two (2) calendar years.

                  3. To the extent available in the Seller's or its property manager's possession, environmental studies and structural engineering reports.

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                  4.       Copies of the Contracts and other service contracts,
                           in the Seller's or its properly manager's possession.

                  5.       List of utilities and utility company name.

                  6. Real estate and personal property tax bills for the previous three (3) years showing assessed values, millage rates and due dates, in the Seller's possession.

                  7. Project description - age, number of buildings, site area, interior and exterior construction materials, number of stories, clubhouse, landscaping, number of parking spaces, etc.

                  8.       Personal Properly inventory.

                  9.       Existing title insurance policy.

                  10.      Existing survey.

                  11. Copies of all permits, certificates of occupancy' end other development rights (whether evidenced by contract or otherwise), if any, to the extent in the Seller's or its property manager's possession.

                  12. Copies of all Leases, including all amendments thereto.

                  Copies of all plans and specifications relating either to the Properly or the Leases, if any, to the extent in the Seller's or its property manager's possession will be made available for review on-site at the respective Property. Proof of insurance coverage as referenced in Article III. paragraph
A.1. will be made available for review on-site at the respective Property.

         C. The Seller shall provide to the Purchaser, within ten (10) calendar days after the Effective Date, a preliminary title report and legible copies of all recorded documents referred to therein (collectively the Title Report) from the Title Company, covering the Land and Improvements. The Purchaser may obtain a survey (the "Survey") of the Property at the Purchaser's sole costs and expense, and the Purchaser will provide the Seller with a copy of the Survey upon the Seller's written request, (subject to the reasonable reimbursement to the Purchaser for one-half (1/2) of the cost of such survey).

         D. The Purchaser shall commence due diligence with respect to the Properly on the Effective Date of this Agreement and the Inspection Period shall expire thirty (30) days thereafter on May 29, 1996 (the "Inspection Period"). During the Inspection

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Period the Purchaser shall complete its physical inspection, review of title, survey, leases, and all other due diligence items including, but not limited to, its environmental and engineering studies. In addition, the Purchaser shall have until the end of the Inspection Period to review and approve, in the Purchaser's sole discretion, the books and records for the Property and all other relevant documents in the Seller's possession on-site during normal business hours in the offices of the Seller at the respective Property. The Purchaser shall give the Seller at least one (1) day advance notice for any such review, shall conduct such review in the manner and at such times as to minimize the interference with the Seller's business operations, and shall maintain all the information obtained by the Purchaser as a result thereof as confidential until the Closing. In addition, the Purchaser and its accountants shall be entitled to audit all books and records in the Seller's possession on-site relating to the Property.

         E. The Seller agrees to allow the Purchaser or the Purchaser's agent or representative reasonable access to the Property (during business hours) for purposes of analysis or other tests and inspections which may be deemed necessary or desirable by the Purchaser. The Seller agrees to cooperate with the Purchaser in enabling the Purchaser to carry out such tests and inspections (subject to the rights of tenants). The Purchaser shall not materially alter the physical condition of the Property without notifying the Seller of its requested tests and obtaining the written consent of the Seller to any such physical alteration of the Property. The Purchaser agrees that, in making any inspections of, or conducting any testing of, on or under the Property, the Purchaser or the Purchaser's agents will carry adequate liability insurance and, will provide the Seller with written evidence of same, will not interfere with the activity of tenants or any persons providing service at the Property, will not reveal to any third party, other than the parties referenced in Article X., paragraph F., not approved by the Seller, the results of its inspections or tests, and will restore promptly the Property to its condition prior to such inspection or test and repair any physical damage caused by the inspections or tests. The Purchaser shall give the Seller reasonable prior notice of its intention to conduct any inspections or tests, and the Seller reserves the right to have a representative present. The Purchaser agrees to provide the Seller with a copy of any third party inspection or test report upon the Seller's written request (subject to the reasonable reimbursement to the Purchaser for one-half (1/2) of the cost of such report, the aggregate cost for the Seller for such reports and the survey referenced in paragraph C above shall not exceed $7,500). Upon termination of this Agreement, the Purchaser shall return to the Seller all due diligence materials referenced at Article III., paragraph B and any other copies of documents, books or records provided to the Purchaser by the Seller or the properly manager in connection with this transaction. The Purchaser agrees

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(which agreement shall survive Closing or termination of this Agreement) to indemnify, defend, and hold the Seller free and harmless from and shall be responsible for any loss, injury, damage, claim, lien, cost or expense, including attorney's fees and costs, resulting from the inspection and testing of the Property. Any inspections and testing shall be at the Purchaser's expense.

         F. The Purchaser may elect to terminate this Agreement by giving the Seller notice, in writing, not later than the end of the Inspection Period that it elects to terminate this Agreement. Provided the Purchaser has complied with the requirements of Article III., paragraph E., the Seller shall direct the Title Company to return the Deposit to the Purchaser and neither party shall have any liability to the other except for the obligations of the Purchaser set out in Article III., paragraph E. above. The Purchaser shall approve or disapprove the results of its investigation in the exercise of the Purchaser's sole discretion. After conducting the aforesaid inspections, in the event that such notice is not given to terminate this Agreement it shall be deemed disapproved. In the event that the Purchaser gives notice of its election to proceed, the parties shall proceed to Closing in accordance with the terms hereof.

         G. If the Purchaser or the Seller does not erect to terminate this Agreement as contemplated herein, the Property shall be conveyed to the Purchaser at Closing subject to (i) those items set forth in the Title Report which the Seller and the Purchaser have approved; (ii) the lien for taxes nd yet delinquent in the fiscal year of Closing; (iii) any and all liens and encumbrances (including mechanic's and materialman's liens) relating to the Property and created (whether or not voluntarily or solely) by, through or under the Purchaser, its agents, employees or contractors, whether as a result of such party's actions or omissions; and (iv) the rights of tenants under all Leases (recorded or unrecorded) that have been approved by the Purchaser, existing as of the Closing as listed on the updated copy of the rent roll described in
Article III., paragraph B. The foregoing items III.G. (i) through (iv) shall constitute Permitted Exceptions (the "Permitted Exceptions").

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         A. The Seller represents and warrants to the Purchaser to the Seller's actual (not implied or constructive) knowledge that:

                  1. The Seller entities are both limited partnerships duly organized, and validly existing under the laws of the State of Delaware, and authorized to do business in the State of California, and have the power and authority to sell and convey the Property as provided in this Agreement and to carry out the Seller's obligations hereunder.


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                  2.       The execution of this Agreement by the Seller, the
delivery by the Seller to the Purchaser, the Seller's performance hereof and the transactions contemplated hereby have been duly authorized by the requisite action on the part of the Seller and no other authorization or consent is required for the execution and performance hereof.

                  3. The Seller has not granted to any other party any unrecorded easement or rights of possession in and to the Property, subject to the interests of the tenants under the Leases.

                  4. Attached hereto is a complete and correct list of all the Leases listed as Exhibit "D" and the Contracts listed as Exhibit "C" relating to the Property. To the Seller's actual knowledge, none of the Leases has been modified in any respect, except as set forth in any amendments listed for each Lease as described on Exhibit "D" attached hereto.

                  5. The Seller has not received written notice of any condemnation or violation of any applicable law, regulation or other governmental requirement.

                  6. The Seller is not a "Foreign Person" within the meaning of the Internal Revenue Code Section 1445(f)(3).

                  7. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by the Seller.

                  8. There are no suits, actions, proceedings, claims or investigations pending or threatened against or involving the Seller which could materially adversely affect the Seller's ability to perform its obligations hereunder, or the Property before any court, arbitrator or administrative or governmental body, except as set forth in Exhibit "E".

                  9. Neither this Agreement nor anything provided to be done hereunder, including but nd limited to, the transfer, assignment and sale of the Property, violates or shall violate any material contract, agreement or instrument to which the Seller is a party or which affects the Property or any part thereof.

                  10. The Seller is not in default in respect of any of its material obligations or liabilities pertaining to the Property. To the knowledge of the Seller, the Seller is not in default with respect to any diner agreements, obligations or liabilities which could materially adversely affect the Seller's ability to perform its obligations hereunder.

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         The terms "to the Seller's actual knowledge" or "knowledge" or "known"
as they are used in this Article IV., paragraph A. shall mean the actual knowledge of Charles J. Stone, an officer of the Seller, as distinguished from implied, imputed and constructive knowledge, without inquiry.

         B.       The Purchaser represents and warrants to the Seller that:

                  1. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Maryland, is authorized to do business in the State of California, has duly authorized the execution and performance of this Agreement, and has the power and authority to purchase the Properly as provided in this Agreement and to carry out the Purchaser's obligations hereunder.

                  2. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by the Purchaser.

                  3. The Purchaser will have had the opportunity to inspect the Property fully and completely at its expense not later than the expiration of the Inspection Period, and will have ascertained to its satisfaction by that date whether the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations.

                  4. The Purchaser will have had the opportunity to review during the Inspection Period the Leases, Contracts, expenses and other matters relating to the Property and, except as otherwise provided in this Agreement, the Purchaser shall assume the Seller's obligations thereunder as of the Closing Date.

         C. Each of the Seller and the Purchaser represents to the other that there are no other brokers included in this transaction except Burrel Magnusson/Essex Realty Management (the "Broker"). The Seller will be responsible for the commission due to Broker, pursuant to the terms and conditions of a separate agreement between the Seller and Broker. The Seller and the Purchaser will indemnify, defend and hold the other harmless from and against any and all claims, losses, costs, expenses and fees claimed against such party by any other real estate brokers or other parties prior to or subsequent to Closing claiming a commission by, through or under the other party. The terms and provisions of this paragraph shall survive the Closing or termination hereunder.

         D. The representations and warranties shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive for a period of twelve (12) months from the Closing Date, and the Seller and the Purchaser shall have the right to bring an

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action therein only if the Seller or the Purchaser, as the case may be, has given the party against whom recovery is sought hereunder (the party seeking to bring an action being the "warrantee") written notice within such twelve-month
(12) period in accordance with the provisions of this paragraph. Any such notice shall include a description of the circumstances giving rise to the alleged breach, together with supporting documentation, an estimate of tho alleged damage actually incurred by the warrantee with respect thereto, the basis for determination that such circumstances constitute a breach, and a description of the action requested to cure such breach. The warrantee shall give prompt notice to the warrantor of the assertion of any claim, or the commencement of any suit, action or proceeding by any party, in respect of which damages may be sought hereunder specifying with reasonable particularity the basis therefor and giving the warrantor such information with respect thereto as the warrantor may reasonably request.

                                   ARTICLE V.
                                      COSTS

         A. The Purchaser will pay the following costs of closing this transaction:

                  1. The fees and disbursements of its counsel, inspecting architect and engineer;

                  2. The cost of any special endorsements or any other special requirements of the Purchaser and any additional premium charge for extended coverage, endorsements and/or deletion of exception items issued in this transaction pursuant to the Title Report and any other title costs beyond those paid by the Seller under paragraph B.2.;

                  3.       The cost of any survey required by the Title Company;

                  4.       Any recording fees;

                  5. Any other expenses incurred by the Purchaser or its representatives in inspecting or evaluating the Property or closing this transaction; and

                  6.       One-half (1/2) of any escrow fees.

         B. The Seller will pay the following costs of closing this transaction:

                  1.       The fees and disbursements of its counsel;

                  2. Any real estate transfer, stamp or documentary taxes, or intangible taxes, if any;


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                  3.       Any sales or use taxes relating to the transfer of
the Personal Property to the Purchaser, prorated as of the date of Closing;

                  4. The cost of a standard CLTA owner's policy of title insurance issued in this transaction pursuant to the Title Report (including the cost of obtaining and recording any corrective instruments);

                  5. The Broker's commission to the extent any such fee is payable.

                  6.       One-half (1/2) of any escrow fees.

         C. Rents (including tenants proportionate share of building operating costs, finish allowances, and other amounts due under the Leases), personal property taxes, installment payments of special assessment liens, sewer charges and operating or utility charges actually collected, billed or paid as of the Closing Date shall be prorated as of the Closing Date and be adjusted against the Purchase Price due at the Closing, provided that within thirty (30) days after the Closing, the Purchaser and the Seller will make a further adjustment for such rents, taxes or charges which may have accrued or been incurred prior to the date of Closing, but not billed or paid at that date. Rent and all other sums which are due and payable to the Seller by any tenant but uncollected as of the Closing shall not be prorated at the Closing. With respect to delinquent rentals, the Purchaser shall make a reasonable attempt to collect the same for the Seller's benefit after the Closing in the usual course of the operation of the Property, and such collection, if any, shall be remitted to the Seller promptly upon receipt by the Purchaser, less a prorate deduction for costs, including reasonable attorney's fees, incurred in collecting same, and less tho Purchaser's prorate share of any rentals applicable to a period after the Closing. Nothing contained herein shall operate to require the Purchaser to institute any lawsuit or other collection procedure to collect such delinquent rentals. The Purchaser and the Seller agree that any sums received by the Purchaser from any tenants owing delinquent rentals shall first be applied to delinquent rentals owed to the Purchaser, second to any rentals owed to the Purchaser for the month in which such sums are received by the Purchaser and finally to any delinquent rentals owed to the Seller, regardless of the designation of such sums by the tenant. For amounts due the Seller not collected within three (3) months after Closing, the Seller shall have the right to sue to collect only the monetary claim for such delinquent rents. The Purchaser will cooperate with the Seller in all reasonable efforts to collect such rent and other amounts due. At Closing, the Seller shall deliver to the Purchaser a schedule of all such past due uncollected rent and other sums owed by tenants.


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         D.       General real estate taxes payable during the then current year and special taxes or assessments, if any, relating to the Property shall be prorated as of the Closing Date. If Closing shall occur before the actual taxes payable during the then current year are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding year, provided that, if the taxes payable during the current year are thereafter determined to be more or less than the taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), the Seller and the Purchaser, upon request of either party promptly (but no later then thirty (30) days after the issuance of the 1996 tax bill, except in the case of an ongoing tax protest) shall adjust the proration of such taxes and the Seller or the Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment and this covenant shall not merge with the deed delivered hereunder but shall survive the Closing.

         E. Customarily proratable expenses, including but not limited to water, sewer, gas, electricity, trash removal and fire protection service, and any Contracts or agreements for services to the Property to be transferred to and assumed by the Purchaser, to the extent paid for by the Seller with respect to a period either in whole or in part after Closing, or required to be paid for by the Purchaser with respect to a period either in whole or in part prior to Closing, shall be prorated as of the Closing Date. The Seller shall use its best efforts to have all utility meters read immediately prior to Closing.

         F. Any amounts payable to or incurred by the Seller under any permit and/or inspection fees (calculated on the basis of the period covered), insurance premiums (as to those policies, if any, that the Purchaser continues after the Closing), and liability for other Property operation and maintenance expenses and other recurring costs shall be prorated between the parties and appropriate credits given.

         G. At the Closing, the Seller shall credit the Purchaser against the Purchase Price the amount of security deposits actually paid to or received by the Seller under the Leases (and not as of the Closing Date returned to or forfeited by tenants under Leases) and of any prepaid rentals actually paid to or received by the Seller for periods subsequent to the Closing, provided that such credits shall be consistent with the estoppel certificate.

         H. Any other costs or charges of Closing this transaction not specifically mentioned in this Agreement shall be shared by the parties and paid in accordance with local custom in San Diego County, California.

         I. Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Article V. and elsewhere in this Agreement is that the Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing and the Purchaser shall bear all such expenses and receive all such income accruing thereafter.

         J. Common area maintenance charges will be separately reconciled and prorated under each Lease on the basis of the lease year set forth in each Lease for the payment of common area maintenance charges. All such common area maintenance charges for the lease year including the Closing received by either party, whether before or after Closing, shall be retained by such party until determination of the proration of the respective year. Within ninety (90) days following December 31, 1996, each party shall report to the other the amount of common area maintenance charges received under each Lease and the Seller and the Purchaser shall reconcile periodic estimates with the actual amounts collected and adjust between themselves amounts owed for each lease year on account of common area maintenance charges, based on a fraction, the numerator of which is the number of days in such lease year prior to Closing and the denominator of which is the total number of days in such lease year. By applying said fraction to the total percentage received by both parties, the party which has received more than its share shall forthwith pay over the difference to the other party.

         K. Commissions of leasing and rental agents for any Lease entered into before the date of Closing shall be paid by the Seller prior to Closing, and reimbursed to the Seller at Closing from the Purchaser only for a Lease entered into after the Effective Date, provided such Lease is approved in writing by the Purchaser.

         L. At Closing, the amount of prorations and adjustments as aforesaid shall be determined or estimated to the extent practicable, and monetary adjustments shall be made between the Seller and the Purchaser. As the amounts of the respective items become finally ascertained, further adjustment shall be promptly made between the parties in cash.

                                   ARTICLE VI.
                     DESTRUCTION OR CONDEMNATION OF PROPERTY

         A. If, prior to the Closing Date, condemnation proceedings are commenced, the Seller shall notify the Purchaser of such proceedings. During the term of this Agreement, the Seller shall notify the Purchaser of material developments in such condemnation proceedings and consult with the Purchaser regarding major decisions by the Seller in such proceedings.

                  1. If, prior to the Closing Date, condemnation proceedings are commenced against any material portion of the

Property and the Seller, at its option, is unable to cure any material defect caused by such condemnation within a reasonable period of time, and this Agreement has not terminated pursuant to Article III., paragraph F. hereof, then in such event the Purchaser may, at its option, elect to terminate this Agreement by written notice to the Seller within ten (10) days after the Seller's notification to the Purchaser of the commencement of such condemnation proceedings and the Seller's failure to cure same, or at the Closing (which may be extended by the Seller for a reasonable amount of time), whichever is earlier, in which case the Deposit shall be refunded to the Purchaser subject to the Purchaser's obligations under Article III., paragraph E., and neither party shall have any further rights or obligations hereunder, other than as set forth herein with respect to rights and obligations which survive termination. If the Purchaser does not make its election to terminate this Agreement then, subject to the Seller's approval, the Closing shall take place as provided herein without reduction of the Purchase Price, and at Closing the Seller shall assign to the Purchaser its interest in and to any condemnation award, less any reasonable out-of-pocket costs or expenses of the Seller for which the Seller shall be reimbursed.

                  2. If, prior to the Closing Date, condemnation proceedings are commenced against less than a material portion of the Property, then in any such event neither the Purchaser nor the Seller shall have any right to terminate its obligations under this Agreement, and the Seller shall assign to the Purchaser its interest in and to any condemnation award, less any reasonable out-of-pocket costs or expenses of the Seller for which the Seller shall be reimbursed, at the Closing which shall take place as provided herein without reduction of the Purchase Price.

                  3. For the purposes of Article VI., paragraph A., "material portion" of the Property shall mean a portion of the Property, the value of which would represent $250,000 or more of the market value of the Property, as determined by a licensed appraiser approved by the Purchaser and the Seller.

         B. The Seller agrees to give the Purchaser prompt notice of any fire or other casualty affecting the Land, the Improvements or the Personal Property between the date of this Agreement and the Closing.

                  1. If prior to the Closing the Property is materially damaged or destroyed by fire or other casualty which would cost TWO HUNDRED FIFTY-THOUSAND AND NO/100 DOLLARS ($250,000) or more to repair and the Seller, at its option, is unable to cure such damage within a reasonable period of time, then in any such event the Purchaser may, at its option, elect to terminate this Agreement by written notice to the Seller within ten (10) days after the date of the Seller's notice to the Purchaser of such damage or destruction (accompanied by information regarding the amount and payment of insurance) and the Seller's failure to cure same or at the Closing (which may be extended by the Seller for a reasonable amount of time), whichever is earlier, in which case the Deposit shall be refunded to the Purchaser subject to the Purchaser's obligations under Article III., paragraph E., and neither party shall have any further rights or obligations hereunder other than as set forth herein with respect to rights and obligations which survive termination. If the Purchaser does not timely make its election to terminate this Agreement then, subject to the Seller's approval, the Closing shall take place as provided herein without reduction of the Purchase Price except for a credit to the Purchaser equal to the amount of the deductible to be paid by the Seller and there shall be assigned to the Purchaser at the Closing all interest of the Seller in and to any casualty insurance proceeds, specifically excluding the proceeds of any loss of rental insurance for the period prior to Closing.

                  2. If prior to the Closing there shall occur damage to the Property caused by fire or other casualty which would cost less than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000) to repair, then in any such event the Purchaser shall have no right to terminate is obligations under this Agreement, but there shall be assigned to the Purchaser at Closing all interest of the Seller in and to any casualty insurance proceeds which may be payable to the Seller on account of any such occurrence, specifically excluding the proceeds of any loss of rental insurance for the period prior to Closing and the Closing shall take place as provided herein, without reduction of the Purchase Price, except for a credit to the Purchaser equal to the amount of the deductible to be paid by the Seller.

                  3. The Seller and the Purchaser both agree to use the Seller's insurance adjuster's assessment to determine the amount of damages.

                                  ARTICLE VII.
                                     NOTICES

         All notices, requests and other communications under this Agreement shall be in writing and shall be sent by certified or registered mail, return receipt requested, by overnight courier or delivered by facsimile telecopy (effective if such facsimile is received by 12:00 noon Pacific Standard Time) or may be personally delivered to the following addresses:

If to Seller:                            Bay San Marcos Limited Partnership
                                         Escondido Business Center Limited
                                         Partnership
                                         250 Australian Avenue South, Suite 400
                                         West Palm Beach, FL  33401
                                         Attn:  Charles J. Stone
                                         phone no. (407) 820-1300
                                         fax no. (407) 832-1622

with a copy to:                          Robert A. D'Amore, Esq.
                                         Robert A. D'Amore, P.A.
                                         250 Australian Avenue South, Suite 301
                                         West Palm Beach, FL  33401

                                         phone no. (407) 820-1331
                                         fax no. (407) 833-2854

If to Purchaser:                         Pacific Gulf Properties
                                         363 San Miguel Drive, Suite 100
                                         Newport Beach, CA  92660-7805
                                         Attn: Lonnie P. Nadal

                                         phone no. (714) 721-2700
                                         fax no. (714) 721-2713

with a copy to:                          Mark P. McClanathan, Esq.
                                         Cox, Castle & Nicholson, LLP
                                         19800 MacArthur Boulevard, Suite 600
                                         Irvine, California 92715

                                         phone no. (714) 260-4630
                                         fax no. (714) 476-0256

If to Title Company:                     Chicago Title Insurance Company
                                         16969 Von Karman
                                         Irvine, California  92714
                                         Attention: Joy Eaton

                                         phone no. (714) 263-0126
                                         fax no. (714) 263-0356

or such other address of which the Seller, the Purchaser or Title Company shall have given notice as herein provided. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes on the date of receipt, provided, however, that a delivery to the attorneys of the respective parties listed above shall not be deemed proper notice, but is only for convenience of the parties.

                                  ARTICLE VIII.
                               CLOSING AND ESCROW

         A. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company and this instrument shall serve as the instructions to the Title Company as the escrow holder for the consummation of the transaction contemplated herein. The Seller and the Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement.

         B. The Seller shall deliver at Closing or make available at the Property the following documents, each executed and acknowledged (as appropriate):

                  1. A Grant Deed to convey title to the Property conveying title in fee simple to the Land and Improvements subject to the Permitted Exceptions in a form approved by the Purchaser and the Seller.

                  2. A bill of sale conveying the Personal Property, with special warranty of the in a form approved by the Purchaser and the Seller, with an updated Exhibit "B" listing of Personal Property.

                  3. (i) The Leases currently encumbering the Property, which Leases are listed on Exhibit "D" attached hereto and incorporated herein by reference; (ii) a current listing of any tenant security deposits and prepaid rents held by the Seller with respect to the Property; and (iii) an assignment of such Leases, deposits, and prepaid rents by way of an assignment and assumption agreement in form and substance reasonably acceptable to the Purchaser and the Seller. The Purchaser shall assume all of landlord's obligations under the Leases relating to the period commencing on and following the Closing Date, and the Purchaser shall indemnify, defend and hold the Seller harmless from all claims of tenants under the Leases arising from and after the Closing Date or relating to any security deposits which are paid over and delivered to the Purchaser at the Closing, and the Seller shall indemnify, defend and hold the Purchaser harmless from all claims of tenants under the Leases arising prior to the Closing Date or relating to any security deposits which are not paid over and delivered to the Purchaser at the Closing.

                  4. (i) Copies of all Contracts relating to the Property, and (ii) an assignment of such Contracts to the Purchaser by way of an assignment and assumption agreement in form and substance reasonably acceptable to the Purchaser and the Seller. The Purchaser shall indemnify, defend and hold the Seller harmless against any liability under the Contracts arising from and after the Closing Date. The Seller shall indemnify, defend and hold the Purchaser harmless against any liability under the Contracts arising prior to the Closing Date. The Seller shall terminate prior to the Closing, at no cost or expense to the Purchaser, any and all management agreements and such other service contracts affecting the Property which the Seller and the Purchaser shall agree upon prior to the end of the Inspection Period.

                  5. An assignment to the Purchaser of the Seller's right, title and interest, if any, in all trade names, including without limitation in the names Bay San Marcos and Escondido Business Center, respectively.

                  6. An assignment to all transferable permits, warranties and guarantees and all other Intangible Property then in effect, if any, with respect to the Property or any repairs or renovations to such Property, in form and substance reasonably acceptable to the Seller and the Purchaser.

                  7. All books and records in the Seller's or its property manager's possession at the Property held by or for the account of the Seller, as available.

                  8. A non-foreign affidavit as permitted by Section 1445(a), Internal Revenue Code for 1986, as amended, and a California Form 590, withholding exemption certificate.

                  9. Evidence of its capacity and authority for the closing of this transaction as reasonably required by the Title Company.

                  10.      All keys for the Property.

                  11. A certified rent roll, executed as of the Closing Date by a duly authorized officer of the Seller, to such officer's actual knowledge, setting forth that the rent roll is a true, correct and complete listing of the Leases, including the premises covered thereby, the name of the tenant, the rental and other payables thereunder, and the amount of each security deposit, if any, received by the Seller from each tenant.

                  12. A delinquency report including amounts past due from tenants.

         The documents referred to in Article VIII., paragraphs B.3.(i), 4.(i),
7. and 10. shall be made available to the Purchaser at the Properly.

Originals or copies of the foregoing Contracts, assignments and other documents shall be furnished by the Seller or the Purchaser (as required) in the form to be executed or delivered at Closing, approximately two (2) days prior to the Closing Date, with the actual original documents delivered at Closing.

         C. At the Closing, the Purchaser shall (i) pay the Seller the Purchase Price; (ii) provide evidence of its capacity and authority for the closing of this transaction as reasonably required by the Title Company, and
(iii) execute the agreements referred to in Article VIII., paragraphs B. 3.(iii) and 4.(ii), and all other documents as required by the Title Company reasonably necessary to close this transaction.

         D. The Seller shall terminate its policies of insurance as of 5:00 p.m. on the date of Closing and the Purchaser shall be responsible for obtaining its own insurance thereafter.

         E. The Seller shall be entitled to the return of any deposit(s) posted by it with any utility company and the Seller shall notify each utility company serving the Property to terminate the Seller's account.

         F. The Seller shall deliver possession of the Property to the Purchaser at Closing, subject to the Leases and the Permitted Exceptions;

         G. In addition to the foregoing items, the Seller shall obtain and deliver to the Purchaser, at least three (3) business days prior to the end of the Inspection Period, an estoppel certificate, in substantially the form attached hereto as Exhibit "F", (the "Estoppel Certificate") from the tenants representing up to seventy-five percent (75%) of the income of the Property. In the event the Seller has not delivered Estoppel Certificates from tenants representing at least (75%) of the income of the Property at least three (3) business days prior to the expiration of the Inspection Period, then the Inspection Period shall be extended one (1) day for each day of the Seller's delay in providing the Estoppel Certificates from such tenants for up to fifteen
(15) days. If the Seller has obtained Estoppel Certificates from tenants representing at least 75% of the income of the Property but is unable to obtain Estoppel Certificates from the remaining tenants, then the Seller shall issue on or before three (3) Business Days prior to expiration of the Inspection Period as extended above, a landlord estoppel certificate with respect to each of such remaining tenants containing substantially the same information as the form of Estoppel Certificates. It the Seller (despite its diligent efforts) is unable to obtain Estoppel Certificates from tenant representing 75% of the income from the Property on or before three (3) Business Days prior to the expiration of the Inspection Period as extended above, then the Purchaser's sole remedy shall be to either (i) terminate this Agreement in accordance with the provisions of paragraph III.F.; or (ii) proceed to close without such Estoppel Certificates and accept the Seller's own estoppel certificate with respect to the tenancy for which the Seller fails to procure an Estoppel Certificate from the relevant tenant. Estoppel Certificates supplied by the Seller shall be specifically limited to the Seller's actual knowledge. The representations and warranties of the Seller contained in the landlord estoppels shall survive the Closing for a period of twelve (12) months, in accordance with the survival of other representations and warranties as set forth in Article IV, Paragraph D.

         H. The Seller agrees to timely cooperate with the Purchaser to provide proper notification to all tenants of the sale of the

Property to the Purchaser to be delivered to all such tenants one (1) day before the Closing Date.

         I.       Conditions Precedent.

                  1. Conditions to Obligations of the Purchaser. The close of escrow and the Purchaser's obligation to purchase the Properly is subject to the satisfaction, on or before the Closing Date, of all of the following conditions, each of which is for the benefit of the Purchaser and may be waived in writing by the Purchaser in its sole discretion.

                           a.       Delivery of Items into Escrow. The Seller
shall have executed and delivered into escrow all of the items required of the Seller hereunder.

                           b.       Representations and Warranties. All of the
representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

                           c.       Title Policy.  Title Company is ready and
willing to issue a standard coverage CLTA Owner's Policy of Title Insurance (the "CLTA Policy") from Title Company, with liability in the amount of the Purchase Price, insuring that fee title to the Real Property vests in the Purchaser subject only to the Permitted Exceptions.

                           d.       Executive Committee Approval. As evidenced
by the Purchaser's notice of approval pursuant to Article III, Paragraph F, the Executive Committee of the Board of Directors of the Purchaser shall have approved the acquisition of the Property pursuant to this Agreement on or before the expiration of the Inspection Period.

                           e.       Operation Prior to Closing. Seller's
satisfaction in all material respects of the covenants regarding the interim operation of the Property as set forth in Article III, paragraph A.

                  2. Conditions to Obligations of the Seller. The obligation of the Seller to sell, convey, assign, transfer and deliver the Property to the Purchaser is subject to the satisfaction, on or before the Closing Date, of all of the following conditions, each of which is for the benefit of the Seller and may be waived by the Seller in its sole discretion.

                           a.       Deposits. The Purchaser shall have timely
delivered to Title Company the Purchaser's Deposits.

                           b.       Delivery of Items into Escrow. The Purchaser
shall have executed and delivered into escrow all of the items

(including the balance of Purchase Price), required of the Purchaser hereunder.

                           c.       Representations and Warranties. All of the
representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

                  3. Close of Escrow. In the event all of the conditions set forth in Paragraph 1. and 2. above are timely satisfied (or waived in writing by the Purchaser and/or the Seller, as the case may be), the Seller and the Purchaser shall take all such actions as may be required to cause the purchase and sale of the Property to be effectuated on or before the Closing Date, in accordance with the terms and conditions of this Agreement.

                  4. Failure of Conditions to Close of Escrow. In the event one or more of the conditions to the close of escrow described in Paragraph 1. above are not satisfied or waived on or before the Closing Date, and the failure of such conditions to be satisfied is not a result of a default by the Seller or the Purchaser, then the Purchaser shall have the right to terminate this Agreement and the escrow by giving written notice of termination to the Seller and Title Company. In the event one or more of the conditions to the close of escrow described in Paragraph 2. above are not satisfied or waived on or before the Closing Date, and the failure of such conditions to be satisfied is not a result of a default by the Seller or the Purchaser, then the Seller shall have the right to terminate this Agreement and the escrow by giving written notice of termination to the Purchaser and Title Company. Within five
(5) calendar days after receipt of any such written notice of termination by either the Seller or the Purchaser, Title Company shall cause to be paid and distributed to the Seller the amount of the Deposit. In the event either party elects to terminate this Agreement and the escrow for the reasons and in accordance with the procedures set forth in this Paragraph 4., this Agreement shall automatically terminate and the Seller and the Purchaser agree to execute such escrow cancellation instructions as may be necessary to effectuate the cancellation of the escrow. Any escrow cancellation, title cancellation and other cancellation charges shall be borne equally by the Seller and the Purchaser. Subject to the parties' obligations which expressly survive the termination of this Agreement, upon the satisfaction by the Seller and the Purchaser of each of their respective obligations set forth in this Paragraph 4., neither the Seller nor the Purchaser shall have any further rights or obligations to each other.

                                   ARTICLE IX.
                                     DEFAULT

         A. IF THE PURCHASER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT (OTHER THAN AS A RESULT OF THE PURCHASER'S ELECTION TO TERMINATE AS PROVIDED IN THIS AGREEMENT, OR AS A RESULT OF THE SELLER'S DEFAULT UNDER THIS AGREEMENT) BY REASON OF THE DEFAULT OF THE PURCHASER, THE DEPOSIT SHALL BE RETAINED BY THE SELLER AS LIQUIDATED DAMAGES, AND BOTH PARTIES SHALL BE RELIEVED OF AND RELEASED FROM ANY FURTHER LIABILITY HEREUNDER, EXCEPT FOR THE OBLIGATIONS OF THE PURCHASER SET OUT IN ARTICLE III, PARAGRAPH E. ABOVE. THE SELLER AND THE PURCHASER AGREE THAT THE DEPOSIT IS A FAIR AND REASONABLE AMOUNT TO BE RETAINED BY THE SELLER AS AGREED AND LIQUIDATED DAMAGES IN LIGHT OF THE SELLER'S REMOVAL OF THE PROPERTY FROM THE MARKET AND THE COSTS INCURRED BY THE SELLER AND SHALL NOT CONSTITUTE A PENALTY OR A FORFEITURE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF THE SELLER'S DAMAGES AND AS THE SELLER'S EXCLUSIVE REMEDY AGAINST THE PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF THE PURCHASER. IN ADDITION, THE PARTIES AGREE THAT THE DAMAGE DUE TO SUCH A DEFAULT WOULD BE DIFFICULT AND IMPOSSIBLE TO ACCURATELY ESTIMATE.

INITIALS: Seller _______                       Purchaser _______

         B. It the Seller shall refuse or fail to convey the Properly as herein provided, or shall default under this Agreement and such default by the Seller hereunder that has not been cured on or before the Closing Date, then the Purchaser's sole remedies hereunder shall be to terminate this Agreement and recover the non-refundable Deposit, subject to the Purchaser's obligations under
Article III, paragraph E., or bring an action, to specifically enforce the Seller's obligation to sell the Property to the Purchaser as provided herein, subject to the following: (i) the Purchaser shall have deposited the entire Purchase Price into escrow; (ii) the Purchaser shall have delivered to the Seller and Title Company a written waiver of all conditions to the Purchaser's obligations to close escrow; and (iii) the Seller fails to deposit the Grant Deed into escrow within five (5) Business Days after the foregoing conditions are satisfied. In the event the Purchaser has deposited any funds into escrow, the parties agree that the Title Company is hereby irrevocably instructed to return all said deposits to Purchaser after expiration of the above referenced five (5) day period pending resolution of Purchaser's specific performance action, unless otherwise required by law. It is agreed that the rights granted to the Purchaser hereunder are of a special and unique kind and character and that, if there is a breach by the Seller of any material provision of this Agreement, the Purchaser would not have any adequate remedy at law. It is expressly agreed, therefore, that the rights of the Purchaser hereunder may be enforced by an action for specific performance and such other equitable relief as is provided under the laws of the State of California.

         C. Notwithstanding anything to the contrary in this Agreement, each party shall be entitled to three (3) Business Days after receipt of written notice of default under this Agreement, within which to cure such default, and any closing or other deadline shall be extended for that period of cure.

                                   ARTICLE X.
                                  MISCELLANEOUS

         A. Entire Agreement -- This Agreement is the entire Agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

         B. Severability -- If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent and if the deletion of such provision would not materially change the benefit of this bargain between the parties, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

         C. Applicable Law -- This Agreement shall be construed and enforced in accordance with the laws of the State of California.

         D. Assignability -- If the Purchaser requests the Seller's written consent to any assignment, the Purchaser shall (1) notify the Seller in writing of the proposed assignment; (2) provide the Seller with the name and address of the proposed assignee; (3) provide the Seller with financial information including financial statements of the proposed assignee; and (4) provide the Seller with a copy of the proposed assignment. Assignment of this Agreement shall only be to an entity owned or controlled by the Purchaser.

         E. Successors Bound -- This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Seller and their successors and permitted assigns.

         F. No Public Disclosure -- The Purchaser shall make no public disclosure of the terms of this transaction without the prior written consent of the Seller, except that the Purchaser may discuss the transaction in confidence with its legal counsel, consultants and representatives, investment bankers, underwriters, proposed join/venturers or prospective mortgagees. Nothing in this paragraph shall prevent either the Purchaser or the Seller from disclosing or accessing any information otherwise deemed confidential under this paragraph, (i) in connection with that party's enforcement of its rights hereunder; (ii) pursuant to any legal requirement, and statutory reporting requirement or any accounting or auditing disclosure requirement; (iii) in connection with performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder); or (iv) to potential investors, participants or assignees (and their respective legal counsel and representatives) in or of the transaction contemplated by this Agreement or such party's rights therein;

         G. Captions -- The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

         H. Attorney's Fees -- In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs at trial and through all appeals.

         I. No Partnership -- Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

         J.       Time -- Time is of the essence in this Agreement.

         K. Counterparts -- This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

         L. Recordation -- The Purchaser and the Seller agree not to record this Agreement or any memorandum thereof.

         M. Tax Report -- The Title Company shall be deemed the "responsible party" for closing this transaction, for the purpose of compliance with Section 6045(e) of the Internal Revenue Code of 1986. Upon Closing, the Title Company shall be responsible for submission of appropriate forms to the Internal Revenue Service, with copies provided to the Purchaser and the Seller.

         N. Ad Valorem Tax Protest -- If the Seller has filed a protest of filing real property taxes, then the Purchaser agrees to remit to the Seller any refund issued to the Purchaser as a result of such action.

         O. Removal From Market -- From the end of the Inspection Period, until the earlier of Closing or the termination of this Agreement, the Seller shall not accept any offers for the sale of

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
the Property with any third party, however, until expiration of the Inspection Period, the Seller may negotiate "back-up" contracts with third parties subject to the Purchaser's rights under this Agreement.

         P. Proper Execution -- The submission by the Seller to the Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for the Purchaser's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights or impose any obligations upon the Purchaser, irrespective of any reliance thereon, change of position or partial performance. The submission by the Seller of this Agreement for execution by the Purchaser and the actual execution and delivery thereof by the Purchaser to the Seller shall similarly have no binding force and effect on the Seller unless and until the Seller shall have executed this Agreement and the Initial Deposit shall have been received by the Title Company and a counterpart thereof shall have been delivered to the Purchaser.

         Q. Exculpation -- This Agreement is being executed by and on behalf of the Seller and the Purchaser. No present or future owner, director, employee, trustee, affiliate or agent of the Seller or the Purchaser or of any partner or management company of the Seller or the Purchaser shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, affiliate or agent, under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement. The Seller and the Purchaser hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any limitation on liability applicable to the Seller or the Purchaser provided by law or in any other contract, agreement or Instrument.

         R. Business Days -- In the computation of any period of time provided for in this Agreement or by law, the day or event from which said period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.

         S. REIT Status -- The Purchaser hereby advises the Seller that the Purchaser is qualified as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended, and that, by reason thereof, the maintaining of such status and the avoiding of any activity which might cause a penalty tax to be applied is of material concern to the Purchaser. Accordingly, the Seller agrees to make any modifications or amendments to this Agreement reasonably requested by the Purchaser that may be necessary for the Purchaser to maintain its status as a real estate investment trust or in order for it to avoid a penalty tax; provided, however, that the Seller shall have no obligation to enter into any such modification or amendment that would materially alter or affect, in the Seller's sole judgment, the Seller's rights, duties or obligations under this Agreement. If the Seller declines to modify or amend this Agreement for any reason in a manner which the Purchaser determines, in the good faith exercise of its reasonable business judgment, is necessary to maintain its status as a real estate investment trust, upon receipt of written notice of such delineation by the Seller the Purchaser shall have the right to terminate this Agreement upon written notice to the Seller prior to the end of the Inspection Period. In the event the Purchaser exercises such termination right, neither party shall have any further rights or obligations hereunder, with the exception of obligations which expressly survive the termination of this Agreement and all funds (including, without limitation, the Deposit and documents deposited in escrow shall be resumed to the party depositing the same.

         T. Agreement Void -- This Agreement shall be void if one fully executed copy is not received by the Seller, along with confirmation that the Deposit has been received by the Title Company on or before 5:00 p.m. E.S.T. on May 7, 1996.

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
         IN WITNESS WHEREOF, the Purchaser and the Seller have executed this Agreement on the date set forth below, effective as of the date set forth above.

ATTEST:                    SELLER:

                           BAY SAN MARCOS UNITED PARTNERSHIP,
                           A DELAWARE UNITED PARTNERSHIP

                           BY:      MIG/BAY SAN MARCOS, INC.,
                                    A FLORIDA CORPORATION,
                                    GENERAL PARTNER

                                    BY:_________________________________
                                       Charles J. Stone, Vice President

                                    DATE:_______________________________

                           ESCONDIDO BUSINESS CENTER UNITED
                           PARTNERSHIP, A DELAWARE UNITED PARTNERSHIP

                           BY:      MIG MANAGEMENT SERVICES, INC.,
                                    A DELAWARE CORPORATION,

                                    BY:_________________________________
                                       Charles J. Stone, Vice President

                                    DATE:_______________________________

                           PURCHASER:

                           PACIFIC GULF PROPERTIES, INC., A R.E.I.T.,
                           ORGANIZED AS A MARYLAND CORPORATION

                           BY:______________________________________

                           BY:______________________________________

                           DATE:____________________________________

         An original, fully executed copy of this Agreement, together with the Deposit, has been received by the Title Company's agent this ____ day of ___________________, 1996, and by execution hereof the Title Company's agent hereby covenants and agrees to be bound by the terms of this Agreement.


BY:________________________




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